As filed with the Securities and Exchange Commission on July 1, 2005
Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HIBBETT SPORTING GOODS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	63-1074067
(State of other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

451 Industrial Lane
Birmingham, Alabama	35211
(Address of Principal Executive Offices)	(Zip Code)

2005 DIRECTOR DEFERRED COMPENSATION PLAN

(Full Title of the Plan)

Gary A. Smith

Chief Financial Officer

Hibbett Sporting Goods, Inc.

451 Industrial Lane

Birmingham, Alabama 35211

(Name and Address of Agent for Service)

(205) 942-4292

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

John S. Mitchell, Jr., Esq.

Williams Mullen Hofheimer Nusbaum, P.C.

1666 K Street, NW

Suite 1200

Washington, DC 20006

(202) 293-8117

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.01 per share	75,000 (2)	$ 38.81	$ 2,910,750	$ 342.60

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the 2005 Director Deferred Compensation Plan.

(2)

Represents shares offered or to be offered under the Hibbett Sporting Goods, Inc. 2005 Director Deferred Compensation Plan approved by Hibbett Sporting Goods, Inc. Board of Directors on March 9, 2005 and by its shareholders on May 31, 2005.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the reported high and low sale prices for a share of the Registrant’s common stock, as reported on the NASDAQ National Market for June 29, 2005.

EXPLANATORY NOTES

The Company hereby files this Registration Statement on Form S-8 with the Commission to register 75,000 shares of Common Stock, $.01 par value, offered or to be offered to participants under the 2005 Director Deferred Compensation Plan (the “Plan”) of Hibbett Sporting Goods, Inc. (the “Company”), from time to time at prices determined by a committee of the Company’s Board of Directors in accordance with the Plan. This registration statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for fiscal year ended January 29, 2005, filed April 14, 2005, as amended by the Company’s Form 10-K/A filed on April 19, 2005;

(b)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 19 and June 8, 2005;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended April 30, 2005, filed June 8, 2005;

(d)

All documents filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

(e)

The description of the Registrant’s Common Stock contained in the Registrant’s Exchange Act registration statement on Form 8-A dated October 20, 1997, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The information required by this item is hereby incorporated herein by this reference to the Company’s Registration on Form S-1 (Registration No. 333-36913), as amended, initially filed with the Commission on October 1, 1997.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature pages hereto.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; Provided, however, that paragraphs (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 30th day of June, 2005.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary A. Smith as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of Hibbett Sporting Goods, Inc.), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael J. Newsome	President, Chief Executive Officer and	June 30, 2005
Michael J. Newsome	Chairman of the Board

/s/ Gary A. Smith	Vice President and Chief Financial Officer	June 30, 2005
Gary A. Smith

/s/ Clyde B. Anderson	Director	June 30, 2005
Clyde B. Anderson

/s/ Carl Kirkland	Director	June 30, 2005
Carl Kirkland

/s/ Ralph T. Parks	Director	June 30, 2005
Ralph T. Parks

/s/ Thomas A. Saunders, III	Director	June 30, 2005
Thomas A. Saunders, III

/s/ Alton E. Yother	Director	June 30, 2005
Alton E. Yother

INDEX OF EXHIBITS

Exhibit Number	Description

*4.1	Certificate of Incorporation of the Company (See Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 1997).
*4.2	By-Laws of the Company (See Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 1997).
*4.3	Form of Common Stock Certificate (See Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-07023) of Hibbett Sporting Goods, Inc., filed on September 16, 1996).
**4.4	Hibbett Sporting Goods, Inc. 2005 Director Deferred Compensation Plan
**5.1	Opinion of Williams Mullen Hofheimer Nusbaum, P.C. regarding legality of shares being issued
**23.1	Consent of Independent Registered Public Accounting Firm

**23.2	Consent of Williams Mullen Hofheimer Nusbaum, P.C. (included in Exhibit 5.1)

**24.1	Power of Attorney (included on signature page to this Registration Statement)

*         Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.

**        Filed herewith.

Exhibit 4.4

HIBBETT SPORTING GOODS, INC.

2005 DIRECTORS DEFERRED COMPENSATION PLAN

1.	Plan Administration and Eligibility.

1.1.          Purpose. The purpose of the Hibbett Sporting Goods, Inc. (the “Company”) 2005 Director Deferred Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as Directors and to further align the interests of the Directors with the interests of the Company’s shareholders.

1.2.          Eligibility. Each member of the Board of Directors (an “Eligible Director”) of the Company is eligible to participate in the Plan.

1.3.          Administration. The Plan shall be administered, construed and interpreted by the Board of Directors of the Company. Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees payable by the Company to an Eligible Director for his or her services as a director (the “Fees,” which shall not include reimbursements or other payments not for services rendered). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the Internal Revenue Code of 1986, as amended (the “Code”), a committee of the Board of Directors, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

2.	Stock Subject to the Plan.

2.1.          Number of Shares. The maximum number of shares of the Company’s $0.01 par value Common Stock (“Common Stock” or “Shares”) which may be issued pursuant to this Plan shall be seventy-five thousand (75,000) Shares, subject to adjustment as provided in Section 5.4. Such amount does not include Shares issuable upon exercise of stock options which may be granted pursuant to Section 4, which are subject to the limits contained in the respective plans under which such options are granted.

2.2.          Share Issuance. To satisfy the requirements of Section 3, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

2.3.          General Restrictions. Delivery of Shares under Section 3 of the Plan shall be subject to the following:

(a)            Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)            To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

2.4.          Tax Withholding. The Board may condition the delivery of any Shares or other benefits under the Plan on satisfaction of any applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participating Eligible Director (“Participant”), through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

3.	Deferred Compensation.

3.1.	Deferral of Fees.

(a)            Any Eligible Director may elect to defer in either cash or Shares all or a portion of the Fees for any calendar year by delivering a deferral election (the “Deferral Election”) to the Company not later than (i) December 31 of the year immediately preceding the year to which the Deferral Election related, or (ii) with respect to an Eligible Director’s first year or partial year of service as a director, thirty days following the date on which such director first became a director. The Deferral Election shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Shares; the manner of payment with respect to such deferred amounts; and the date on which the deferred amounts shall be paid and whether paid in lump sum or in which installment payment shall commence. An election to defer Fees shall remain in force for such calendar year thereafter until changed or revoked by the director by written notice to the Company not later than December 31 immediately preceding the year to which such change or revocation relates. A Deferral Election to delay the timing or change the form of payment cannot take effect for at least twelve (12) months and shall be made at least twelve (12) months prior to the first scheduled payment. A Deferral Election may not be changed or revoked after the beginning of the year to which it relates.

(b)            For the year in which the Plan is first implemented, any Eligible Director may make an election to defer Fees for services to be performed subsequent to such election within 30 days after the effective date set forth in Section 5.1.

3.2.          Accounts; Interest and Dividend Credits. On the first day of each calendar quarter (the “Credit Date”), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the “Deferred Compensation Accounts”) under the Plan as hereinafter provided. Any portion of a Participant’s Fees which are deferred in cash shall be credited to the Participant’s Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter. Any portion of a Participant’s Fees which are deferred in Shares shall be credited to the Participant’s Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant’s Fees deferred in Shares during the immediately preceding quarter by the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the trading date immediately preceding the Credit Date.

On the first day of each calendar quarter, an amount shall be credited to each Participant’s Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant’s Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, “Interest Rate” shall mean, with respect to any calendar quarter, 30-year Treasury Bond Rate then in effect.

Each time any dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant’s Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the principal stock exchange where the Common Stock is listed on the dividend payment date.

3.3.          Payment. The balance of an Eligible Director’s Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) according to his or her Deferral Election, provided, however, notwithstanding the Deferral Election distributions shall commence as soon as practicable following the date on which the director ceases to serve as a director of the Company. If an eligible Director’s Cash Deferral Account is paid in installments, the amount of each installment shall be (1) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director’s Deferred Stock Account. Upon the death of an Eligible Director, the Company may elect to pay any remaining benefits in a single lump sum.

3.4.          Designation of Beneficiary. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director’s Deferred Compensation Accounts as remains unpaid at the director’s death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director’s death shall be paid to his or her estate.

3.5.          Nature of Promise. The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Section 3 of the Plan. No Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposes of Title I of ERISA and for tax purposes. The Company shall make available as and when required a sufficient number of Shares of Common Stock to meet the requirements arising under the Plan.

3.6.          No Assignment. Rights to benefits under this Section 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Sections 3.4 above.

4.	Stock Options.

4.1.          Election to Receive Options. An Eligible Director may elect that any portion of his or her Fees not deferred under Section 3 above shall be paid in the form of options to purchase the Company’s Common Stock (“Options”).

4.2.          Time and Method of Election, Change or Revocation. An election pursuant to Section 4.1 or any decision to change or revoke such election shall be governed by the same timing and other requirements set forth in Section 3 with respect to deferral of Fees.

4.3.          Option Terms. Options shall be “non-qualified” stock options subject to the terms and conditions of: (i) the Company’s primary stock option plan for employees of the Company or a subsidiary Plan, for Eligible Directors who are such employees, and (ii) the Company’s primary stock option plan for non-employee directors, for all other Eligible Directors, to the same extent as if originally issued under such plans. All of the provisions of the respective plan (e.g. terms, conditions, plan administration and otherwise) shall govern such Options, except that the issuance of Shares shall be debited from the amount authorized under this Plan in Section 2.1 hereof rather than the respective plan. Options shall be issued as of the Credit Date and reflect an exercise price and other terms established according to the provisions of such plans. The Options shall be fully vested when issued and the term of such Options shall be ten (10) years.

4.4.          Determination of Option Amount. The number of Options issued to an Eligible Director under this Section 4 as of any Credit Date shall equal (i) the dollar amount of portion of his or her Fee which is to be paid in Options on such Credit Date divided by (ii) thirty-three percent (33%) of the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the trading date immediately preceding the Credit Date.

5.	General Provisions.

5.1.          Effective Date of This Plan. This Plan shall be effective July 1, 2005, subject to approval by the shareholders of the Company.

5.2.          Duration of This Plan. This Plan shall remain in effect, unless earlier terminated or superseded, until June 30, 2015.

5.3.          Amendment of This Plan. The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that, without approval of the Company’s shareholders, no revision or amendment shall (i) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (ii) change the designation of the class of directors eligible to participate in the Plan, or (iii) materially increase the benefits accruing to participants under or the cost of this Plan to the Company. Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

5.4.          Changes in Shares. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company’s capitalization, or other distribution to common shareholders other than normal cash dividends, after the effective date of the Plan, the Board will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant. In any event referred to in this Section 5.4, the Board will also make any appropriate adjustments to any Eligible Director’s Deferred Stock Account. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan. Notwithstanding this Section 5.4, changes to Options shall be governed by the terms of the appropriate plan.

5.5.          Change of Control. Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director’s Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director’s Deferred Stock Account shall be distributed in Shares of Common Stock at the time of the consummation of such transaction. In the alternative, the Board may arrange, in lieu of the action described in above, to have an acquiring or surviving corporation or entity in the transaction, or an affiliate thereof, assume the Deferred Compensation Accounts, making such adjustments to the treatment of Deferred Compensation Accounts as it deems appropriate. For purposes of the Plan, the term “Change of Control” shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction. Notwithstanding this Section 5.5, the effect of a Change in Control upon Options issued under Section 4 shall be governed by the terms of the appropriate plan.

5.6.	Limitation of Rights.

(a)            No Right to Continue as a Director. Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b)            No Shareholders’ Rights. Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.

5.7.          Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

5.8.          Shareholder Approval and Registration Statement. This Plan shall be approved by the Board of Directors and submitted to the Company’s shareholders for approval. Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

5.9.          Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

5.10.        Severability . If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

Exhibit 5.1

Opinion of Williams Mullen Hofheimer Nusbaum, P.C.

June 29, 2005

Hibbett Sporting Goods, Inc.

451 Industrial Lane

Birmingham, Alabama	35211

RE:	Hibbett Sporting Goods, Inc. 2005 Director Deferred Compensation Plan
Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Hibbett Sporting Goods, Inc. (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”) of 75,000 shares of Common Stock of Hibbett Sporting Goods, Inc., a Delaware corporation (the “Shares”), issuable under the Hibbett Sporting Goods, Inc. 2005 Director Deferred Compensation Plan (the “Plan”) under a Registration Statement on Form S-8 (the “Registration Statement”) expected to be filed with the Securities and Exchange Commission on June 30, 2005.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that, when the Shares have been registered under the Act, when the Company has completed the actions being taken in order to permit issuance of the Shares in accordance with the securities laws of the various states where required, and when the Company receives consideration for the Shares in accordance with the provisions of the Plan and the Shares have been issued by the Company as provided under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.

Very truly yours,

/s/ Williams Mullen Hofheimer Nusbaum, PC

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hibbett Sporting Goods, Inc.

We consent to the use of our reports dated April 13, 2005, with respect to the consolidated balance sheets of Hibbett Sporting Goods, Inc. and subsidiaries (the Company) as of January 29, 2005 and January 31, 2004, and the related consolidated statements of operations, stockholders’ investment, and cash flows for each of the years in the three-year period ended January 29, 2005, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 29, 2005, incorporated by reference herein.

Our report dated April 13, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 29, 2005, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of January 29, 2005, because of the effect of the material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company’s management identified deficiencies in the Company’s internal control over financial reporting regarding the selection, monitoring, and review of assumptions and factors affecting its lease accounting practices.

KPMG LLP

Birmingham, Alabama

June 28, 2005